UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CareDx, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CAREDX, INC.
8000 MARINA BOULEVARD,

4TH FLOOR BRISBANE, CA 94005

SUPPLEMENT TO PROXY STATEMENT FOR THE

2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

June 11, 2026

Dear Stockholder:

This proxy statement supplement, dated June 5, 2026 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of CareDx, Inc., a Delaware corporation (the “Company”), dated April 27, 2026 (the “Proxy Statement”) for the Annual Meeting of Stockholders of the Company to be held on Thursday, June 11, 2026 at 10:00 a.m. Pacific Time, virtually via live webcast at http://www.virtualshareholdermeeting.com/CDNA2026 (the “Annual Meeting”).

This Supplement updates the description of the Company’s 2025 cash bonus program under the heading “Annual Incentives” in the “Executive Compensation” section of the Proxy Statement to provide further clarification regarding the Company Factor (as defined in the Proxy Statement) for purposes of calculating payments under the Company’s 2025 cash bonus program. The additional information set forth below does not change the Company Factor, the resulting bonus payouts to the Company's named executive officers, or any other amount previously disclosed in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

Annual Incentives

As disclosed in the Proxy Statement, the Company Factor for the Company’s 2025 cash bonus program was comprised of three metrics: Revenue (weighted at 40%), Adjusted EBITDA (weighted at 40%), and Cash (weighted at 20%). Adjusted EBITDA is defined as non-GAAP net income (loss) before net interest income, income tax expense, depreciation and other (income) expense and was adjusted to exclude the impact of a $6.5 million special cash payment made to non-executives in lieu of equity grants during the fourth quarter of fiscal year 2025. Cash is defined as cash and cash equivalents including marketable securities and was adjusted to exclude $88 million of cash used in share repurchases carried out during fiscal year 2025.

As described above, the Adjusted EBITDA and Cash metrics were measured on an as-adjusted basis. The Company's determination of the Company Factor for 2025 is set forth in the table below, which presents, for each metric, both the results prior to the adjustments under the cash bonus program and the corresponding as-adjusted results on which the achievement percentages were determined:

Company Financial Metric Achievement (2025)

	Weighting	Results Before Adjustment	Actual (As Adjusted)	Achievement (% of Target Payout)

Revenue	40%	$380M	$380M	88%
Adjusted EBITDA	40%	$32M	$38.5M (excluding $6.5M special cash payment made to non-executives in lieu of equity grants during the fourth quarter of fiscal year 2025)	123%
Cash	20%	$200M	$288M (excluding $88 million of cash used in share repurchases carried out during fiscal year 2025)	200%
Total Financial Goals				124%

Voting Matters

As set forth in the Proxy Statement, you are being asked to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. Other than as supplemented hereby, there is no change to Proposal No. 3 Advisory Vote on Executive Compensation, included in the Proxy Statement.

Please note that any proxy card that you requested or that we elected to deliver has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.

Thank you for your continued support of CareDx.

By order of the Board of Directors,

/s/ Michael D. Goldberg

Chairman of the Board of Directors

Brisbane, California | June 5, 2026